EXHIBIT 99.1

Signal Bay to Relocate Corporate Headquarters to Oregon

March 18, 2016 – LAS VEGAS, NV. Signal Bay Inc. (OTC:SGBY) a leading provider of cannabis consulting, operations, and laboratory services is relocating its corporate headquarters to Bend, OR. With the recent acquisition of CannAlytical Research, and pending acquisitions of Oregon Analytical Services and Kenevir Research, Signal Bay's management team will bring the company closer to its laboratories, consulting clients, and partners throughout the Pacific Northwest.

Signal Bay derived its roots in Las Vegas after the founding partners, William Waldrop and Lori Glauser, successfully assisted a number of Nevada applicants with the acquisition of their medical marijuana establishment licenses. "With our mission of becoming a leading national provider of cannabis compliance testing focused on consumer safety, it is imperative we are near our customers. Bend is strategically located in central Oregon." states William Waldrop, Signal Bay CEO.

"Bend is a desirable place to live that attracts well educated entrepreneurs from across the country, and is home to Oregon State University's newest campus. Bend is the perfect environment to attract the scientific, horticultural, and business talent we seek to grow our business, and it puts us square in the middle of one of the nation's epicenters for cannabis science." Says Lori Glauser, Signal Bay COO. Signal Bay will join other cannabis businesses in Bend including TRiQ Systems, Med-Cannabis Pharma (OTC: MCPI), Lunchbox Alchemy, and Oregrown Industries.

About Signal Bay, Inc.

Signal Bay, Inc., through its subsidiaries Signal Bay Research, Inc., Signal Bay Services, Inc. and CR Labs, Inc., provides advisory services, operational management and analytical testing services to the legalized cannabis industry. Learn more at www.signalbay.com.

Notice Regarding Forward-Looking Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:

William Waldrop

william@signalbay.com

(541) 633-4568